UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Lifetime Brands, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Forward-Looking Statements

Lifetime’s statements in the press release below related to the proposed acquisition of Filament contain forward-looking statements, including statements regarding expected benefits of the acquisition and the timing and financing thereof. Actual results could differ materially from those projected or forecast in the forward-looking statements. Factors that could cause actual results to differ materially include the following: Lifetime’s stockholders may not approve the transaction; the conditions to the completion of the transaction may not be satisfied; debt financing may not be available on favorable terms, or at all; closing of the transaction may not occur or may be delayed, either as a result of litigation related to the transaction or otherwise; the parties may be unable to achieve the anticipated benefits of the transaction; revenues following the transaction may be lower than expected; operating costs, customer loss, and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, and suppliers) may be greater than expected; Lifetime may assume unexpected risks and liabilities; completing the acquisition may distract Lifetime’s management from other important matters; and the other factors discussed in “Risk Factors” in Lifetime’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and subsequent filings with the SEC, which are available at http://www.sec.gov. Lifetime assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Leading Proxy Advisory Firms ISS and Glass Lewis Recommend Lifetime Brands Stockholders Vote FOR Share Issuance Contemplated by Acquisition of Filament Brands

Both ISS and Glass Lewis Recognize Transaction’s Sound Strategic and Financial Rationale

GARDEN CITY, N.Y.—(BUSINESS WIRE)— Lifetime Brands, Inc. (NasdaqGS:LCUT) (“Lifetime”), a leading global provider of branded kitchenware, tableware and other products used in the home, today announced that Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis, two leading independent proxy voting advisory firms, have recommended that Lifetime stockholders vote FOR the issuance of the shares of Lifetime common stock contemplated in connection with the consummation of Lifetime’s previously announced acquisition of Filament Brands (“Filament”). The proposed share issuance will be voted upon at Lifetime’s Special Meeting of Stockholders (the “Special Meeting”) scheduled to be held at Lifetime’s office at 1000 Stewart Avenue, Garden City, New York 11530, on February 28, 2018 at 10:30 a.m. (Eastern Time).

In ISS’ February 7, 2018 report where it concluded that Lifetime stockholders should vote FOR the contemplated share issuance, ISS concluded that “support for the transaction is warranted, due to the sound strategic rationale, potential synergies, and expected strong earnings per share accretion.”

Like ISS, Glass Lewis, in reaching its conclusions in its February 8, 2018 report where it concluded that Lifetime stockholders should vote FOR the contemplated share issuance, noted the financial and strategic rationale for the transaction.

Commenting on the ISS and Glass Lewis reports and the favorable recommendations, Jeffrey Siegel, Lifetime’s Chairman and Chief Executive Officer, said “We are very pleased that ISS and Glass Lewis have recommended that our stockholders vote FOR the share issuance contemplated by our acquisition of Filament. We are also pleased that in making the recommendations, ISS and Glass Lewis recognized the transaction’s sound strategic and financial basis. By acquiring Filament, we believe we are creating a stronger company with increased scale, new sales opportunities and a world-class leadership team. We continue to make progress towards completing the transaction in the first half of 2018 and look forward to delivering the value that we believe is inherent in this transaction to all of our stockholders, customers and employees. We strongly urge all our stockholders to follow the recommendations of ISS and Glass Lewis and vote TODAY FOR the share issuance contemplated by our acquisition of Filament.”

Lifetime reminds stockholders that their vote is important regardless of how many Lifetime common shares they own. The Board of Directors of Lifetime unanimously recommends that Lifetime stockholders vote FOR the share issuance contemplated in connection with the consummation of Lifetime’s acquisition of Filament.

Lifetime has engaged Georgeson as its proxy solicitor in connection with the upcoming Special Meeting and asks all stockholders to contact Georgeson with any questions or for assistance with voting. Georgeson can be reached by telephone at toll free 866-775-2705.

About Lifetime Brands, Inc.

Lifetime Brands, Inc. Lifetime Brands is a leading global provider of kitchenware, tableware and other products used in the home. Lifetime markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chicago™ Metallic, Copco®, Fred® & Friends, Kitchen Craft®, Kamenstein®, Kizmos™, MasterClass®, Misto®, Mossy Oak®, Swing-A-Way® and Vasconia®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Fitz and Floyd®, Creative Tops®, Empire Silver™, Gorham®, International® Silver, Kirk Stieff®, Towle® Silversmiths, Tuttle®, Wallace®, Wilton Armetale®, V&A® and Royal Botanic Gardens Kew®; and valued home solutions brands, including Bombay®, BUILT NY® and Debbie Meyer®. Lifetime also provides exclusive private label products to leading retailers worldwide. Lifetime’s corporate website is www.lifetimebrands.com.

Additional Information and Where to Find It

Certain aspects of the contemplated acquisition of Filament are being submitted to Lifetime’s stockholders for their consideration. In connection with the contemplated transaction, Lifetime has filed a proxy statement for Lifetime’s stockholders with the SEC, and has mailed the proxy statement to its stockholders and filed other documents regarding the contemplated transaction with the SEC. Lifetime urges investors and stockholders to read the proxy statement, as well as other documents filed with the SEC, carefully and in their entirety, because they will contain important information. Investors and security holders may receive the proxy statement and other documents free of charge at the SEC’s web site, http://www.sec.gov. These documents can also be obtained free of charge from Lifetime upon written request to the Corporate Secretary, Lifetime Brands, Inc., 1000 Stewart Avenue, Garden City, NY 11530.

Participants in Solicitation

Lifetime and its directors and executive officers and other members of management and employees are deemed to be participants in the solicitation of proxies from Lifetime’s stockholders in connection with the contemplated acquisition of Filament. Information regarding the persons who may, under the rules of the SEC, be so deemed participants are set forth in the proxy statement filed with the SEC on January 24, 2018. You can also find information about Lifetime’s executive officers and directors in its definitive proxy statement for its 2017 Annual Meeting of Stockholders, which was filed with the SEC on May 1, 2017. You can obtain free copies of such definitive proxy statement using the contact information above.

Disclaimer

Lifetime has neither sought nor obtained the consent from any third party to use any statements or information contained in this press release that have been obtained or derived from statements made or published by such third parties. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein.

Contacts

Lifetime Brands, Inc.:

Laurence Winoker, 516-203-3590

Chief Financial Officer

investor.relations@lifetimebrands.com

or

Joele Frank, Wilkinson Brimmer Katcher

Dan Katcher / Alyssa Cass / Andrew Squire, 212-355-4449

Source: Lifetime Brands, Inc.

View this news release online at:

http://www.businesswire.com/news/home/20180209005310/en/